Exhibit 23.8

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-4 of CenterState Bank Corporation of our report dated February 13, 2018 relating to the consolidated financial statements of Landmark Bancshares, Inc. and subsidiary, incorporated by reference in this Registration Statement on Form S-4.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

January 7, 2019